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                                                                   Exhibit 10.36

                                  $200,000,000

                          JAFRA COSMETICS INTERNATIONAL

                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                                     May 2, 2003

Credit Suisse First Boston LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
     c/o Credit Suisse First Boston LLC
         Eleven Madison Avenue
         New York, N.Y. 10010-3629

Dear Sirs:

      1. Introductory. Jafra Cosmetics International, Inc. ("JAFRA US"), a company incorporated under the laws of Delaware, and Distribuidora Comercial Jafra, S.A. de C.V. ("JAFRA MEXICO"), a company established under the laws of Mexico (each, an "ISSUER", and together, the "ISSUERS"), propose, subject to the terms and conditions stated herein, to severally issue and sell to the several initial purchasers named in Schedule A hereto (the "PURCHASERS") U.S.$200,000,000 principal amount of their 10 3/4% Senior Subordinated Notes Due 2011 (the "OFFERED SECURITIES") to be issued under an Indenture to be dated as of May 20, 2003 (together with the first supplement thereto, the "INDENTURE"), among Jafra US, Jafra Mexico, the initial Guarantors (as hereafter defined) and U.S. Bank National Association, as Trustee (the "TRUSTEE"). CDRJ Investments
(Lux) S.A., a Luxemburg Company ("CDRJ"), the Issuers and the Parent (as defined below) are herein collectively referred to as the "COMPANY". On the Closing Date (as defined below) each Issuer will be a direct or indirect, wholly-owned subsidiary of Parent.

      In connection with the issuance and sale of the Offered Securities, on the Closing Date, (i) Jafra Mexico will acquire low-vote preferred stock of Jafra Cosmetics International, S.A. de C.V. ("JCISA") from JCISA and the shareholders of JCISA, (ii) Jafra Mexico will acquire the assets and liabilities comprising the Mexican distribution business of the Company from Distribuidora Venus S.A.
de C.V., a wholly-owned subsidiary of JCISA, and (iii) Jafra Worldwide Holdings
(Lux), S.ar.L. (the "PARENT") will acquire all the assets and liabilities of
CDRJ North Atlantic (Lux) S.ar.L., including, directly or indirectly, all of the capital stock of each of Jafra US, Jafra Mexico, JCISA and each of the other Guarantors (other than the Parent). The foregoing transactions described in (i) through (iii) are hereinafter referred to as the "REORGANIZATION".
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      The Parent will fully and unconditionally guarantee the Offered Securities on a senior subordinated basis on the terms provided in the Indenture (the "PARENT GUARANTEE"). Jafra US's obligations with respect to the Offered Securities will also be guaranteed by Jafra Mexico (the "JAFRA MEXICO CROSS GUARANTEE") and by each subsequently acquired or organized U.S. subsidiary of Jafra US, subject to certain exceptions set forth in the Indenture. Jafra Mexico's obligations with respect to the Offered Securities will also be guaranteed by Jafra US (the "U.S. ISSUER CROSS GUARANTEE"), and by JCISA and each existing and subsequently acquired or organized subsidiary of Jafra Mexico and JCISA (together with the U.S. subsidiary guarantees, the "SUBSIDIARY GUARANTEES"). The Parent Guarantee, the Jafra Mexico Cross Guarantee, the U.S. Issuer Cross Guarantee and the Subsidiary Guarantees are herein referred to collectively as the "GUARANTEES, and the guarantors on such Guarantees, the "GUARANTORS".

      The Offered Securities will be offered and sold to the Purchasers without being registered under the Securities Act of 1933 (the "SECURITIES ACT"), in reliance upon an exemption therefrom. Holders of the Offered Securities (including the Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Issuers and the Guarantors will agree to use reasonable best efforts to file with the Securities and Exchange Commission (the "COMMISSION") (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") registering an issue of senior subordinated notes of each of Jafra US and Jafra Mexico (the "EXCHANGE SECURITIES"), which will be identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions or with respect to additional interest) and
(ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT").

      Each Issuer and the Parent hereby agrees with the several Purchasers as follows:

      2. Representations and Warranties of the Company. Each Issuer, CDRJ and the Parent, jointly and severally, represents and warrants to, and agrees with, the several Purchasers that:

            (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and offering circular, as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "OFFERING CIRCULAR". On the date of this Agreement and on the Closing Date, the Offering Circular does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were


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      made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Circular based upon written information furnished to the Issuers by any Purchaser through Credit Suisse First Boston LLC ("CSFB") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. The Offering Circular, as of its date and as of the Closing Date, contains, or will contain, all of the information that, if requested by a prospective purchaser of the Offered Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

            (b) The Offered Securities have been duly authorized by each of the Issuers. When the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, the Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Circular and will constitute valid and legally binding obligations of the Issuers and the Guarantors, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

            (c) Jafra US has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; Jafra Mexico has been duly incorporated and is an existing corporation under the laws of Mexico; and each of CDRJ and the Parent has been duly incorporated and is an existing corporation under the laws of Luxembourg; each with corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and each of Jafra US and Jafra Mexico is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdictions in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial and other) of CDRJ and, following the Reorganization, Parent and, its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

            (d) Each subsidiary of CDRJ has been duly incorporated or organized and is an existing corporation or other entity under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular (except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect), and each subsidiary of CDRJ is duly qualified to do business as a


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      foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of CDRJ has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by CDRJ is, directly or through subsidiaries, owned free from liens, encumbrances and defects, except for such liens, encumbrances or defects as (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) may arise pursuant to the Senior Secured Credit Facilities (as defined below) in connection with the transactions contemplated thereunder.

            (e) The Indenture has been duly authorized by each Issuer; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Issuers and will conform to the description thereof contained in the Offering Circular in all material respects and the Indenture will constitute the valid and legally binding obligation of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (f) On the Closing Date, the Guarantee of the Offered Securities by each Guarantor will have been duly authorized by such Guarantor and will conform to the description thereof contained in the Offering Circular in all material respects. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor will constitute a valid and legally binding obligation of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (g) This Agreement has been duly authorized, executed and delivered by CDRJ, each Issuer and the Parent.

            (h) On the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by each Issuer and Guarantor, and upon such execution and delivery, will constitute valid and legally binding obligations of each Issuer and Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting


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      creditors' rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Circular in all material respects.

            (i) Except as described in the Offering Circular, there are no contracts, agreements or understandings between CDRJ or any Issuer or Guarantor and any person that would give rise to a valid claim against any Issuer or any Purchaser for any brokerage commission, finder's fee or other like payment in connection with the transactions contemplated in this Agreement, and any such payment by any Issuer or Guarantor will not have a Material Adverse Effect.

            (j) Except for (i) such consents, approvals, authorizations, orders or filings as may be required to be obtained or made under the Securities Act, the Exchange Act (as defined below), the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and applicable state securities laws as provided in the Registration Rights Agreement, (ii) such consents, approvals, authorizations, orders or filings as have been made or obtained, or (iii) as disclosed in the Offering Circular, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be made or obtained by any of the Issuers or the Guarantors for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Offering Circular in connection with the issuance and sale of the Offered Securities by the Issuers.

            (k) The execution, delivery and performance of the Indenture, the Guarantees, this Agreement and the Registration Rights Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute binding upon or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over CDRJ, the Parent or any Issuer or any subsidiary of any of the foregoing or any of their properties, or any agreement or instrument to which any such Person is a party or by which any such Person is bound or to which any of the properties of any such Person is subject, or the charter, bylaws or equivalent constituent documents of any such Person, except for such breaches, violations and defaults (other than with respect to the charter of any Issuer or its subsidiaries) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and on the Closing Date each Issuer and Guarantor will have full corporate power and authority to authorize and to issue and sell (in the case of the Issuers) or to guarantee (in the case of the Guarantors) the Offered Securities as contemplated by this Agreement.


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            (l) Except as disclosed in the Offering Circular, on the Closing
      Date after giving effect to the transactions contemplated by the Offering Circular, including the Reorganization, Parent and its subsidiaries, including the Issuers, will have good and marketable title to all real properties and good and valid title to all other properties and assets owned by them or necessary to conduct the businesses operated by them as described in the Offering Circular, in each case free from liens, encumbrances and defects not permitted by the Indenture, except for such failures to have such title and such liens, encumbrances and defects as
      (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) may arise pursuant to the Senior Secured Credit Facilities; and except as disclosed in the Offering Circular, Parent and its subsidiaries, including the Issuers, will hold any leased real or personal property under valid and enforceable leases, except for such failures to be so valid or enforceable as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (m) On the Closing Date after giving effect to the transactions contemplated by the Offering Circular, including the Reorganization, Parent and its subsidiaries, including the Issuers, will possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them or to which they have succeeded, pursuant to the Reorganization except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

            (n) No labor dispute with the employees of the Parent, the Issuers or any of their respective subsidiaries exists or, to the knowledge of Parent or the Issuers, is imminent, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (o) Except as disclosed in the Offering Circular, CDRJ and its subsidiaries (and on the Closing Date following the consummation of the Reorganization, Parent and its subsidiaries), including Jafra US and Jafra Mexico, (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names, know-how, patents, copyrights, technology and processes (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them or presently employed by them or to which they have succeeded pursuant to the Reorganization, except as would not reasonably be expected to have a Material Adverse Effect and
      (ii) have not received any notice of infringement of or conflict with the asserted rights of others with respect to any intellectual property, that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.


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            (p) Neither CDRJ nor any of its subsidiaries (nor, on the Closing
      Date following consummation of the Reorganization, Parent or any of its subsidiaries), including Jafra US and Jafra Mexico, (i) is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) is subject to any claim relating to any environmental laws, which violation (as referred to in (i)), contamination (as referred to in (ii)), liability (as referred to in (iii)) or claim (as referred to in (iv)) would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

            (q) There are no pending actions, suits or proceedings against or affecting CDRJ or any of its subsidiaries, including Jafra US and Jafra Mexico, or Parent or any of their respective properties that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of any Issuer or Guarantor to perform its obligations under the Indenture, the Registration Rights Agreement or under this Agreement.

            (r) The historical consolidated financial statements, together with the related notes, included in the Offering Circular present fairly in all material respects the financial position of each of CDRJ and its consolidated subsidiaries, JCISA and its consolidated subsidiaries and Jafra US and its consolidated subsidiaries, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and the assumptions used in preparing the pro forma financial data included in the Offering Circular provide a reasonable basis for presenting the estimated effects of the transactions or events described therein; and the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (s) Except as disclosed in the Offering Circular, since the date of the latest audited financial statements included in the Offering Circular there has been no material adverse change in, nor any development or event that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and, except as disclosed in or contemplated by the Offering Circular, there has


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      been no dividend or distribution of any kind declared, paid or made by the
      Company on any class of its capital stock.

            (t) None of the Issuers or any Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and none of CDRJ, the Parent, the Issuers or any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, will be an "investment company" as defined in the Investment Company Act.

            (u) No securities of the Issuers of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under
      Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

            (v) Assuming the accuracy of the representations, warranties and agreements of the initial Purchasers contained in Section 4 hereof, the offer and sale of the Offered Securities by the Issuers and the offer of the Guarantees by the Guarantors to the several Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder ("REGULATION S") and it is not necessary to qualify the Indenture in respect of the Offered Securities under the United States Trust Indenture Act.

            (w) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuers, their affiliates and any person acting on their behalf (other than the Purchasers, as to whom the Company makes no representation) have complied and will comply with the offering restrictions requirement of Regulation
      S. CDRJ, the Parent and the Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement prior to its termination.

            (x) After giving effect to the transactions contemplated by the Offering Circular, including the Reorganization, Jafra Mexico will have acquired, or


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      obtained the right to use, substantially all the fixed assets of
      Distribuidora Venus S.A. de C.V. used to conduct the Mexican distribution business, and from and after such time Jafra Mexico shall conduct such Mexican distribution business substantially as such business was conducted prior to such time.

            (y) The statistical and market-related data included in the Offering Circular are based on or derived from sources that the Company reasonably believes to be reliable and accurate; and the Guarantors do not believe such sources to be unreliable or inaccurate.

            (z) There is no "substantial U.S. market interest" as defined in Rule 902(j) of Regulation S in the Company's debt securities.

            (aa) The Company (i) makes and keeps materially accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (bb) The Indenture will on the Closing Date conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

            (cc) No Issuer, or any Guarantor is in violation of its respective charter, by-laws or other organizational documents or in default in any material respect in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument, to which any Issuer is a party or by which any Issuer or their respective property is bound, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (dd) Neither CDRJ nor Parent nor any of their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that would cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

            (ee) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed CDRJ, JCISA or any Issuer that it is considering imposing) any condition (financial or otherwise) on CDRJ, JCISA or an Issuer retaining any


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      rating assigned to any debt securities of such Person or (ii) has indicated to CDRJ, JCISA or any Issuer that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating on the debt securities of such Person.

            (ff) Each of the Issuers and the Guarantors has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has paid all taxes shown as due thereon, and other than tax deficiencies which the Issuers and the Guarantors are contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Issuers, the Guarantors or any of their subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            (gg) On the Closing Date, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Circular, (i) the fair value and present fair saleable value of the assets of the Parent and its subsidiaries on a going concern basis will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) each of the Parent and its subsidiaries will not be (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represent the amount that can reasonably be expected to become an actual or matured liability.

            (hh) The Reorganization shall be consummated on the Closing Date as described in the Offering Circular in all material respects.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of 97.0% of the aggregate principal amount thereof plus accrued interest from May 20, 2003 to the Closing Date the respective principal amounts set forth opposite the names of the several Purchasers in Schedule A hereto.

      The Purchasers acknowledge that Jafra US will be severally obligated with respect to the payment of $80.0 million of principal of the Offered Securities, together with interest thereon (the "JAFRA US PORTION"), and that Jafra Mexico will be severally obligated with respect to the payment of $120.0 million of principal of the Offered


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Securities, together with interest thereon (the "JAFRA MEXICO PORTION"). The
Purchasers agree to purchase the Offered Securities from the Issuers on a several basis as between the Issuers, in the relative proportions of the Jafra US Portion and the Jafra Mexico Portion, respectively, and agree that the net proceeds of the sale of the Offered Securities and the net purchase price will be paid to each of the Issuers in that ratio.

      The Issuers will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the "REGULATION S SECURITIES" ) in the form of one or more permanent global securities in registered form without interest coupons (the "REGULATION S GLOBAL SECURITIES") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the "144A SECURITIES") in the form of one or more permanent global securities in definitive form without interest coupons (the "RESTRICTED GLOBAL SECURITIES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Circular.

      Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFB drawn to the order of the Issuers at the office of Debevoise & Plimpton at 10:00 A.M. (New York time), on May 20, 2003, or at such other time not later than seven full business days thereafter as CSFB and the Issuers determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Debevoise & Plimpton at least 24 hours prior to the Closing Date.

      4. Representations by Purchasers; Resale by Purchasers.

            (a) Each Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities, (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("RULE 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "SECURITIES ACT") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this subsection (b) have the meanings given to them by Regulation S.

            (c) Each Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuers.

            (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (e) Prior to or simultaneously with any confirmation of sale to any purchaser in the initial resale, each Purchaser will deliver to each such purchaser of the Offered Securities in connection with its original distribution of the Offered Securities, a copy of the Offering Circular as amended and supplemented at the date of such delivery.

            (f) Each of the Purchasers severally represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);
      (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

            (g) Each of the Purchasers severally represents and agrees that it has not publicly offered or sold and will not publicly offer or sell the Offered Securities in Mexico.

      5. Certain Agreements of the Issuers and the Guarantors. Each Issuer and Guarantor, jointly and severally, agrees with the several Purchasers that:

            (a) The Issuers will advise CSFB promptly of any proposal to amend or supplement the Offering Circular and will not effect such amendment or supplementation without CSFB's consent (which consent will not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Circular to comply with any applicable law, the Issuers promptly will notify CSFB of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFB's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (b) The Issuers will furnish to CSFB copies of the Preliminary Offering Circular, Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB reasonably requests. At any time when the Offered Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and the Issuers or any Guarantor is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuers or the Guarantors, as applicable, will promptly furnish or cause to be furnished to CSFB (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

            (c) The Issuers will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB reasonably designates and will continue such qualifications in effect so long as reasonably required for the initial resale of the Offered Securities by the Purchasers; provided that the Issuers and the Guarantors will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or other jurisdiction or to subject themselves to taxation in respect of doing business in any state or other jurisdiction in which they are not otherwise so subject.

            (d) During the period prior to the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be, the Parent will provide or cause to be provided to CSFB and, upon request, to each of the other Purchasers, information substantially equivalent to the information that would be contained in the reports that would be filed by Parent with the Commission as provided in the Indenture if Parent were then subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, in each case within 15 days after the respective date on which such report would have been required to be so filed.

            (e) During the period of two years after the Closing Date, the Issuers and the Guarantors will, upon request, make available to CSFB and each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

            (f) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, except for Offered Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

            (g) During the period of two years after the Closing Date, neither the Issuers nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (h) The Issuers will pay all reasonable expenses (together with VAT where applicable) incidental to the performance of their and the Guarantors' obligations under this Agreement, the Registration Rights Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Exchange Securities, the Indenture, the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities or the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portal Market (PORTAL) and any expenses incidental thereto;
      (iv) the cost of any advertising approved by Issuers in connection with the issue of the Offered Securities; (v) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities, for sale under the laws of such jurisdictions in the United States and Canada as CSFB reasonably designates and the printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities, and (vii) expenses incurred in distributing preliminary offering circulars and the Offering Circular (including any amendments and supplements thereto) to the Purchasers; provided, however, that except as provided in the next sentence of this Section 5(h) and Section 9, the Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any taxes on the Offered Securities which they may sell and the expenses of advertising and offering of the Offered Securities made by the Purchasers. The Issuers will also pay or reimburse the Purchasers (to the extent incurred by them prior to the Closing Date) for all reasonable travel expenses of the Purchasers and the Issuers' officers and employees and any other reasonable expenses of the Purchasers and the Issuers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

            (i) In connection with the initial offering, until the earlier of
      (i) such time as CSFB shall have notified the Issuers and the other Purchasers of the completion by the Purchasers of the initial resale of the Offered Securities and (ii) 180 days after the Closing Date, none of the Issuers, the Guarantors and their affiliates has or will, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliates has a beneficial interest, any Offered Securities or attempt to induce any person to purchase any Offered Securities; and none of the Issuers, the Guarantors and their affiliates will make bids or purchases, in any such case for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities. CSFB agrees to give such notice promptly upon such completion of the initial resale.

            (j) For a period of 180 days after the Closing Date (if the sale of the Offered Securities by the Issuers to the Purchasers shall have occurred), none of the Issuers or any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under this Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Issuers or the Guarantors and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make such an offer, sale, pledge disposition or filing, except (i) promissory notes or other debt securities issued or guaranteed in immaterial amounts in the ordinary course of business or (ii) issuances of Exchange Securities pursuant to the Registration Rights Agreement. The Issuers and the Guarantors will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section

      4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

            (k) The Issuers, CDRJ (until such time as the Reorganization is consummated as described in the Offering Circular) and Parent will indemnify and hold harmless the Purchasers against any non-U.S. documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities by the Issuers to the Purchasers and on the execution and delivery of this Agreement. All payments to be made by the Issuers and the Guarantors hereunder shall be made without withholding or deduction for or on account of any present or future non-U.S. taxes, duties or governmental charges whatsoever unless either Issuer or a Guarantor, as appropriate, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuers and Parent shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent such taxes arise because of some connection between any Purchaser and the foreign jurisdiction imposing such tax, other than the purchase of the Offered Securities.

            (l) The Issuers and the Guarantors will use their reasonable best efforts to have the Offered Securities admitted to trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market of the Nasdaq Stock Market, Inc.

            (m) The Company will use the net proceeds from the sale of the Offered Securities as set forth under "Use of Proceeds" in the Offering Circular in all material respects.

      6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of each Issuer and Guarantor made pursuant to the provisions hereof, to the performance by each Issuer and Guarantor of its obligations hereunder, and to the following additional conditions precedent:

            (a) (i) The Purchasers shall have received a letter, dated the date of this Agreement, of Ernst & Young confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("RULES AND REGULATIONS") and substantially in the form of Exhibit D hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers.

            (ii) (A) The Purchasers shall have received from Deloitte & Touche a letter dated the date of this Agreement confirming that they are independent public accountants within the meaning of the Securities Act and the Rules and Regulations and substantially in the form of Exhibit E hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers and (B) either (x) the Purchasers shall have received from Deloitte & Touche a letter dated on or prior to the date of first delivery by the Purchasers of the final Offering Circular, confirming that they are independent public accountants and providing comfort on all data, to the extent comparable to the data covered in the letter delivered pursuant to clause (ii)(A) of this paragraph, included in such final Offering Circular to at least the same extent that comfort on such data was provided in the letter delivered pursuant to clause (ii)(A) of this paragraph or (y)(1) the Purchasers shall have received a certificate of the Chief Financial Officer of the Company dated on or prior to such date of first delivery, certifying that he has no reason to believe that any such data are inaccurate as set forth in the final Offering Circular and (2) no data within the scope of the letter delivered pursuant to clause (ii)(A) of this paragraph is in fact modified in the final Offering Circular. The Purchasers may in their sole discretion waive the condition set forth in clause (ii)(B)(y) with respect to any particular modification of such data, but no such waiver shall constitute a waiver of such condition with respect to any other modification.

            (iii) The Purchasers shall have received a certificate of the chief financial officer of the Issuers certifying to the accuracy of certain financial information contained in the Offering Circular in the form of Exhibit F hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers.

            (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event that would reasonably be expected to result in a change, in the condition (financial or other), business, properties or results of operations of any Issuer or Guarantor which, in the reasonable judgment of a majority in interest of the Purchasers, including CSFB, is material and adverse and makes it impractical to proceed with the completion of the offering contemplated herein or the sale of and payment for the Offered Securities;
      (ii) any downgrading in the rating of any debt securities of the Issuers or JCISA by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any material adverse change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Purchasers, including CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered

      Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or in the over-the-counter market, or any suspension of trading of any securities of any Issuer or any Guarantor on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York or Mexican authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any material attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or Mexico, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Purchasers, including CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical to proceed with completion of the offering or sale of and payment for the Offered Securities.

            (c) The Purchasers shall have received an opinion, dated the Closing Date, of Debevoise & Plimpton, the special New York counsel for the Issuers and Parent, substantially in the form of Exhibit A hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers. In rendering such opinion, Debevoise & Plimpton may, as to matters governed by Mexican law and the laws of Luxembourg, rely upon or assume the accuracy of the opinions of Ritch, Heather y Mueller, S.C. and Bonn & Schmitt, respectively.

            (d) The Purchasers shall have received an opinion, dated the Closing Date, of Ritch, Heather y Mueller, S.C., special counsel for JCISA and its subsidiaries, substantially in the form of Exhibit B hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers.

            (e) The Purchasers shall have received an opinion, dated the Closing Date, of Bonn & Schmitt, special Luxembourg counsel for CDRJ and Parent, substantially in the form of Exhibit C hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers.

            (f) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of Jafra US, the validity of the Offered Securities and the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Issuers to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFB may reasonably require, and each Issuer, CDRJ and the Parent shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore may rely as to all matters governed by Mexican law and the laws of Luxembourg upon the opinions of Ritch, Heather y Mueller, S.C. and Bonn & Schmitt, respectively.

            (g) The Purchasers shall have received from the Issuers and Parent certificates dated the Closing Date of the President or any Vice President and a principal financial or accounting officer of each Issuer in which such officers shall state that, to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the such Issuer, CDRJ or the Parent, as appropriate, in this Agreement are true and correct (in the case of any such representation or warranty to the extent subject to a materiality qualification) or true and correct in all material respects (in the case of any such representation or warranty to the extent not subject to a materiality qualification), that such Issuer or Parent, as appropriate, has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements contained in the Offering Circular, there has been no material adverse change, nor any development or event that, in his reasonable judgment, would reasonably be expected to result in material adverse change, in the condition (financial or other), business, properties or results of operations of the Company taken as a whole, except as set forth in or contemplated by the Offering Circular or as described in such certificate.

            (h) The Purchasers shall have received (i) from Ernst & Young a letter dated the Closing Date bringing down to three days before the Closing Date the information set forth in its letter referred to in
      Section 6(a)(i) and (ii) either (A) in the event a letter is delivered in accordance with Section 6(a)(ii)(B)(x), a letter from Deloitte & Touche dated the Closing Date bringing down to three days before the Closing Date the information set forth in its letter referred to in Section 6(a)(ii)(B)(x) or (B) in the event no such letter is delivered, a letter from Deloitte & Touche dated the Closing Date bringing down to three days before the Closing Date the information set forth in its letter referred to in Section 6(a)(ii)(A).

            (i) The Reorganization and related financings and transactions (including the closing of the senior secured credit facilities (the "SENIOR SECURED CREDIT FACILITIES") on or prior to the Closing Date) shall have been consummated substantially as described in the Offering Circular.

            (j) The Offered Securities shall have been designated for trading on PORTAL.

            (k) Each of the Issuers, the Guarantors and the Trustee shall have executed and delivered the Indenture in form and substance reasonably satisfactory to the Purchasers and the Indenture shall be in full force and effect.

            (l) Each of the Issuers and the Guarantors shall have executed and delivered the Registration Rights Agreement in form and substance reasonably satisfactory to the Purchasers and the Registration Rights Agreement shall be in full force and effect.

            (m) Each Issuer and Parent will furnish the several Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFB may in its reasonable discretion waive on behalf of the several Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

      7. Indemnification and Contribution.

            (a) Each Issuer and Guarantor, jointly and severally, will indemnify and hold harmless each Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of
      Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims damages or liabilities arising out of or based upon the Issuers' failure to perform their obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Issuers or any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers or Parent by any Purchaser through CSFB specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided further, that the foregoing indemnity with respect to the preliminary offering circular shall not inure to the benefit of any Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, to the extent that any such losses, claims, damages or liabilities of such Purchaser result solely from the fact that such Purchaser sold Offered Securities to a person in an initial resale to whom there was not sent or given at or prior to the written confirmation of the sale of such Offered Securities, a copy of the final offering circular (as amended and supplemented), if the Issuers had previously furnished such amendments or supplements to such Purchaser prior to confirmation of the sale of such Offered Securities to such person by such Purchaser and the losses, claims, damages or liabilities of such Purchaser result from an untrue statement or omission of a material fact contained in the preliminary offering circular, which was corrected in the final offering circular.

            (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuers and the Guarantors, as appropriate, and their partners, directors and officers and each person, if any, who controls such Person within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which any of the Issuers and the Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers or the Guarantors by such Purchaser or through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers or the Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Circular furnished on behalf of each Purchaser: paragraph six, the third and fourth sentences of paragraph nine and paragraphs eleven and twelve under the caption "Plan of Distribution"; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon any Issuer's failure to perform its obligations under Section 5(a) of this Agreement.

            (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability (i) under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure or (ii) which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (if such counsel is counsel to the indemnifying party and the representation of the indemnified party would present such counsel with a conflict of interest, the indemnified party will have the right to employ separate counsel, and the indemnifying party will bear the reasonable fees, costs and expenses of only one such separate counsel for all indemnified parties), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
      (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or
      (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Issuers and the Guarantors in the offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

            (e) The obligations of each Issuer and Guarantor, as appropriate, under this Section shall be in addition to any liability which each Issuer or Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls such Issuer or Guarantor, as appropriate, within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act.

            (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFB may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFB and the Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

      9. Survival of Certain Representations and Obligations. Subject to the last sentence of this Section, the respective indemnities, agreements, representations, warranties and other statements of CDRJ, each Issuer, each Guarantor or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, CDRJ, Issuer, Guarantor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers and Guarantors shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Issuers and Guarantors and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in Section 6(b) or the failure of the Senior Secured Credit Facilities to close on or prior to the Closing Date (unless such failure of the Senior Secured Credit Facilities to close results from the fault of the Company), the Issuers and Guarantors will reimburse the Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. The Purchasers agree that from and after the Closing Date and the consummation of the Reorganization, CDRJ and its officers, directors and shareholders shall not have any liability to the Purchasers pursuant to this Agreement or otherwise resulting from or in connection with the transactions contemplated hereby; provided that, with respect to the officers, directors and shareholders of CDRJ, the foregoing limitation shall apply solely in their capacity as officers, directors or shareholders of CDRJ.

      10. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department Transactions Advisory Group, or, if sent to the Issuers or the Parent, will be mailed, delivered or telegraphed and confirmed to it at Jafra Cosmetics International, 2451 Townsgate Road, Westlake Village, CA 91361, Attention: Corporate Secretary; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7(e), and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second sentence of Section 5(b) hereof against the Issuers and Parent as if such holders were parties thereto.

      12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      13. Applicable law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

      Each party hereto hereby submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of Parent and Jafra Mexico irrevocably appoints Jafra US as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Jafra Mexico or Parent, as the case may be, by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon Jafra Mexico or Parent, as the case may be, in any such suit or proceeding. Each of Parent and Jafra Mexico further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

      The obligation of Parent and Jafra Mexico in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, Jafra Mexico or Parent, as the case may be, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to Jafra Mexico or Parent, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

                                                                  EXECUTION COPY


      If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among CDRJ, Parent, each Issuer and the several Purchasers in accordance with its terms.

                                     Very truly yours,

                                     Jafra Comestics International, Inc.

                                       By: /s/ Gonzalo R. Rubio
                                           -------------------------------------
                                            Name:  Gonzalo R. Rubio
                                            Title: President and C.O.O.


                                     Distribuidora Comercial Jafra, S.A. de C.V.

                                       By: /s/ Gonzalo R. Rubio
                                           -------------------------------------
                                            Name:  Gonzalo R. Rubio
                                            Title: President and C.O.O.


                                     Jafra Worldwide Holdings (Lux) S.ar.L.

                                       By: /s/ Gonzalo R. Rubio
                                           -------------------------------------
                                            Name:  Gonzalo R. Rubio
                                            Title: Manager

                                     CDRJ Investments (Lux) S.A.

                                       By: /s/ Gonzalo R. Rubio
                                           -------------------------------------
                                            Name:  Gonzalo R. Rubio
                                            Title: President and C.O.O.

                                     The foregoing Purchase
                                     Agreement is hereby
                                     confirmed and accepted as
                                     of the date first above
                                     written.

                                     Credit Suisse First Boston LLC
                                     Merrill Lynch, Pierce, Fenner & Smith
                                         Incorporated

                                     By: Credit Suisse First Boston LLC

                                       By: /s/ CAROLYNN ROCKAFELLOW
                                           -------------------------------------
                                            Name:  CAROLYNN ROCKAFELLOW
                                            Title: MANAGING DIRECTOR

                                     By:  Merrill Lynch, Pierce, Fenner &
                                           Smith Incorporated

                                           By: /s/ DAVID TURLIN
                                           -------------------------------------
                                               Name:  DAVID TURLIN
                                               Title: DIRECTOR

                                   SCHEDULE A

                                                            PRINCIPAL AMOUNT OF
                 PURCHASER                                   OFFERED SECURITIES
                 ---------                                   ------------------

Credit Suisse First Boston LLC .........................      $130,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated .....      $ 70,000,000
                                                              ------------
      Total                                                   $200,000,000

